Exhibit Number 99


                                                           FOR IMMEDIATE RELEASE


     SAVOY RESOURCES APPOINTS KEY INDUSTRY PROFESSIONALS TO MANAGEMENT TEAM

     Company's Ability to Execute Planned China Exploration of Minerals and
                                Precious Metals

DENVER, CO. March 23, 2005 - Savoy Resources Corp. (OTCBB: SVYR.OB), a precious metals and mineral exploration and mining company dedicated to exploring and developing mineral properties in the Heilongjiang Province of China, announces that it has appointed key industry professionals to its management team, including a new CEO and President, a Financial Advisor, and an additional Advisory Board member. Arthur Johnson is the Company's new Chief Executive Officer and President, Frank S. LaForgia, is the new Financial Advisor and Michael G. Saner is the newest member of our Advisory Board.

Mr. Johnson has over 30 years of mining management experience working with companies headquartered in Johannesburg, South Africa. He served in several capacities, including CEO, President, CFO and member of the Board of Directors for Centurion Gold Holdings, Inc. a precious metals and mineral exploration and mining company. He also served as CEO of Babcock International for 10 years and as a member of the Board for Skiet Mining and brings a wealth of industry contacts.

Mr. Slavik, who has served as Savoy's CEO, President, and CFO since July 2004, is stepping down so that he may concentrate on our operations in Madagascar. Mr. Slavik will return to Madagascar once he has completed his duties as CFO in finalizing the Company's filings for 2004, expected at the end of this month. Mr. Slavik expressed his personal satisfaction in achieving the goals of strong management and a solid foundation for Savoy. "I am pleased to be able to `pass the torch` to someone with Mr. Johnson's experience and profile, and Mr. LaForgia's skills and expertise. "The appointments of Mr. Johnson, Mr. LaForgia, and our new Advisory Board members go a long way toward the major turnaround we started last July, and puts the Company and shareholders in a strong position going forward for its next stage of development."

Mr. LaForgia (CPA, JD) will assume fiscal responsibility for the Company on March 31, 2005 and assist the company in hiring a new CFO. Mr. LaForgia is a senior partner at Rosenberg Rich Baker Berman & Company, a New York based professional accounting and consulting firm, and has over 25 years experience in the field of public accounting. He combines his legal and accounting expertise to address issues of fiscal responsibility, focus on strategic planning for emerging enterprises, and address matters concerning international business and taxation planning.

Savoy has also appointed Michael G. Saner (C. Eng.) to the Advisory Board. Mr. Saner has almost four decades of experience in all aspects of the business of mineral and resource exploration including assessment, feasibility, development, operations, investment and financing of commodities and deposit types. His extensive work has taken him to 17 countries while holding positions ranging from Geological Field Assistant to Managing Director of several public and private companies. He is a Fellow of the South African Institute of Mining and Metallurgy and a Member of the Institute of Materials, Minerals and Mining of the United Kingdom.

Last month, Savoy reported that it has appointed Ambassador William T. Warden, who served Canada's Department of Foreign Affairs and spent many years in Asia, as a member of the Company's Advisory Board with the intention of eventually having Mr. Warden join the full Board of Directors and become its Chairman.

Members of Savoy Resources' new management team, including its CEO, are scheduled to travel to Beijing, China, next week to meet with representatives of the First Institute of Geology and Exploration of Heilongjiang Province to solidify the joint venture partner relationship and establish a framework for purposes of working together to achieve its goals.

"We now have a highly experienced and expert management team in place, and we will continue to bring in seasoned professionals to completely support our exploration and production efforts. Mr. Johnson has the industry experience and expertise necessary to lead our company forward, and with Mr. LaForgia's assistance, focus on our bottom-line," said Weiguo Lang, Chairman of Savoy Resources. "We look forward to a successful meeting next week between our management team and representatives of First Institute, and anticipate that our joint venture company will begin taking our exploration and production efforts for minerals and precious metals deposits to the next level."

The Company also announced that a total of 11.5 million of Savoy Resources' outstanding shares of common stock are to be cancelled and returned to the treasury. The necessary authorizations have been delivered to Savoy Resources' transfer agent and the cancellation of the shares is expected to be effective immediately. After giving effect to this transaction, Savoy Resources will have a total of 42,088,000 shares of common stock outstanding, not including 30,500,000 shares reserved for issuance in connection with recent financings. Savoy Resources has 100 million shares of common stock authorized for issuance.

Mr. Lang concluded, "I want to thank Mr. Slavik for his efforts in getting our Company to this stage. While the new management team focuses on exploring the vast precious and base metal potential of Heilongjiang Province, we look forward to Mr. Slavik once again taking charge of our Madagascar gemstone mining and marketing effort so it can become profitable in the future."


About Savoy
Savoy Resources Corp. is a precious metals and mineral exploration and mining company, focusing on opportunities in China and Madagascar. The Company's joint venture company, the Heilongjiang Savoy Resources Co., Ltd., in partnership with the First Institute of Geology and Exploration of Heilongjiang Province, China, holds sole mineral rights to the Shishan Forest Gold Property and access to the exploration and development of all minerals in Heilongjiang Province. Through the joint venture partnership, Savoy has the right of first refusal to explore and develop any mineral properties in the entire province. The partnership has complete access to a geological database developed during the past 50 years -- which includes comprehensive geological, geochemical, geophysical and drilling data, as well as pre-feasibility and feasibility studies for mining on identified properties - with which it intends to identify precious and base metals, diamonds and other natural resources. To date, the First Institute has reported the discovery of 120 deposits with 48 types of minerals, including high-grade gold, silver, copper, iron ore, coal, coal bed methane and diamonds. Savoy Resources also has an active presence in Madagascar, which increasingly is becoming a world-class producer of gems, especially sapphires. Through its subsidiary Societe Siranna, it is engaged in gemstone and quartz mining. For more information, visit www.savoyresources.com.


 /s/ Weiguo Lang
 ---------------
Weiguo Lang
Chairman and Director
On Behalf of the Board of Directors
Savoy Resources Corp.

Safe Harbor:
Certain matters discussed in this press release are "forward-looking statements." They can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


Company Contact:
Jerry Cahn, Ph.D., J.D.
Savoy Resources
jcahn@savoyresources.com
800-507-2869